                                                                   Exhibit 10.1

                                    SUBLEASE

         This Sublease (this "Sublease") is dated as of the 1st day of November, 2000, by and between CMGI, INC., a Delaware corporation ("SUBLANDLORD"), and ENGAGE, INC., a Delaware corporation ("SUBTENANT").

                                    RECITALS

         WHEREAS, pursuant to that certain Lease dated April 12, 1999, by and between Andover Mills Realty Limited Partnership ("PRIME LANDLORD") and Sublandlord, as amended by a First Amendment to Lease dated July 19, 1999, a Second Amendment to Lease dated November 12, 1999, a Third Amendment to Lease dated March 28, 2000 and a Fourth Amendment to Lease dated May 11, 2000, and a Fifth Amendment to Lease dated December 18, 2000 (as so amended, the "PRIME LEASE"), a copy of which Prime Lease is attached hereto as EXHIBIT A, Sublandlord leased from Prime Landlord certain premises (the "ORIGINAL PREMISES") located in the building commonly known as 100 Brickstone Square, Andover, Massachusetts (the "BUILDING"), which Original Premises are more fully described in the Prime Lease;

         WHEREAS, Subtenant desires to sublease from Sublandlord a portion of the Original Premises containing approximately 103,386 rentable square feet consisting of the entire second floor and a portion of the third floor of the Building and more particularly shown on the floor plan attached hereto as EXHIBIT B (the "SUBLEASED PREMISES"), and Sublandlord is willing to sublease the Subleased Premises to Subtenant on the provisions, covenants and conditions hereinafter set forth.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of Ten Dollars ($10.00), the mutual covenants made herein, and other consideration, the receipt and sufficient of which are hereby acknowledged and agreed, Sublandlord hereby subleases to Subtenant and Subtenant hereby takes and hires from Sublandlord the Subleased Premises, on the terms and conditions set forth below:

         1. DEFINED TERMS. All capitalized terms used herein shall, unless otherwise defined herein, have the meanings ascribed to such terms in the Prime Lease.

         2. TERM. The term of this Sublease (the "Sublease Term") shall commence as of November 1, 2000 and shall expire on October 31, 2007, unless sooner terminated in accordance with the terms of this Sublease.



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

         3. DELIVERY. The Subleased Premises are to be delivered "as-is, where-is and with all faults", without (except as expressly set forth herein) representation or warranty, express or implied, and Subtenant hereby waives, disclaims and renounces any representation or warranty (except for the representations and warranties expressly set forth in this Sublease).

         4. BASE RENT. Subtenant shall pay to Sublandlord, in advance, in equal monthly installments, without withholding, offset or reduction, annual base rent as follows:

------------------------------- ---------------------------- ---------------------------- ----------------------------
             Date               Annual Base Rent Per         Annual Base Rent (to         Monthly Base Rent (to
                                Square Foot                  pro-rated for any partial    pro-rated for any partial
                                                             year)                        month)
------------------------------- ---------------------------- ---------------------------- ----------------------------
November 1, 2000 - August 31,   $13.75                       $1,421,557                   $118,463
2002
------------------------------- ---------------------------- ---------------------------- ----------------------------
September 1, 2002 -March 31,    $15.40                       $1,592,144                   $132,679
2005 *
------------------------------- ---------------------------- ---------------------------- ----------------------------
April 1, 2005 - October 31,     $16.50                       $1,705,869                   $142,156
2007*
------------------------------- ---------------------------- ---------------------------- ----------------------------

         *From and after delivery of the parking spaces within the Garage (as defined in the Prime Lease), Subtenant shall be entitled to use a proportionate share of the parking spaces available to Sublandlord within the Garage and Base Rent shall be increased by an amount equal to $192 for each parking space so made available to Subtenant.

         Subtenant acknowledges that Sublandlord's payments of monthly rent for the Subleased Premises are paid to Prime Landlord on the first day of each calendar month during the Term and Subtenant therefore covenants and agrees that its payments of monthly rent hereunder shall be paid to Sublandlord on the first of each month.

         5. ADDITIONAL RENT. Subtenant acknowledges that pursuant to Articles 6, 7 and 8 of the Prime Lease, Sublandlord is obligated to pay to Prime Landlord, as additional rent, Tenant's Proportionate Share of Taxes, Operating Costs, and Landlord's insurance premiums incurred in each calendar year. Subtenant shall pay to Sublandlord with its monthly payment of monthly rent (or, if so directed by Sublandlord, within 10 days of Subtenant's receipt of an invoice therefor) Subtenant's proportionate share of Sublandlord's additional rent obligations under the Prime Lease, such proportionate share being 30% (the number of rentable square feet in the Subleased Premises expressed as a percentage of the number of rentable square feet in the Original Premises, referred to hereinafter as "SUBTENANT'S PROPORTIONATE SHARE"; which shall be adjusted proportionately if the size of the Original Premises increases or decreases during the term of the Prime Lease), and any other additional rent payable under the Prime Lease not arising from any fault of Sublandlord except to the extent that any such other additional rent is not attributable to the Subleased Premises. Sublandlord shall deliver to Subtenant promptly after receipt thereof any



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

statements of operating costs or real estate taxes delivered to Sublandlord by Prime Landlord. In addition to Base Rent and the TI Reimbursement (defined below), all other payments to be made by Subtenant pursuant to this Sublease (including, without limitation, pursuant to this Paragraph 5) shall be deemed to be and shall become additional rent hereunder whether or not the same shall be designated as such and Sublandlord shall have the same remedies for failure to pay the same as for a non-payment of Base Rent. The amounts paid by Subtenant under this Section 5 shall be subject to the adjustments described in Article 9 of the Prime Lease. To the extent that Sublandlord receives any tax abatement proceeds, credits, adjustments or reimbursements of Operating Costs or insurance premium payments from Prime Landlord, Sublandlord shall pay to Subtenant the Subtenant's Proportionate Share of such amounts to the extent that such abatement proceeds, credits, adjustments or reimbursements are attributable to the Sublease Premises during the term of this Sublease.

         6. SUBTENANT IMPROVEMENT COSTS. Subtenant acknowledges that Sublandlord has expended $4,781,652 in connection with Subtenant's initial improvements to the Subleased Premises (of which Subtenant, after deduction of the Prime Landlord contribution, is responsible for $2,067,720). Subtenant shall pay to Sublandlord with its monthly payment of monthly rent additional rent in the amount of $38,199 during the Term ("TI Reimbursement"), which amount shall be pro-rated for any partial month during the Term.

         7. SUBJECT TO PRIME LEASE. Notwithstanding anything to the contrary herein, this Sublease shall terminate and be of no further force and effect upon termination of the Prime Lease for any reason, without liability to Sublandlord whatsoever. In addition, under no circumstances shall Sublandlord be liable for failure to perform any obligation hereunder if said obligation is an obligation of Prime Landlord under the Prime Lease and Sublandlord is using diligent efforts to enforce its rights under the Prime Lease (after written notice from Subtenant setting forth with reasonable detail the nature of Prime Landlord's non-performance).

         8. INAPPLICABLE PROVISIONS OF THE PRIME LEASE. Except for the following provisions, this Sublease shall be subject to and on all of the terms and conditions as are contained in the Prime Lease, as the same may from time to time be amended in Sublandlord's sole discretion:

              a. Sections 1.1 (a), (b), (c), (e), (f), (g), (i), (j), (k) and
(l) of the Prime Lease (relating to certain of the basic lease terms) are inapplicable;

              b. Article 2 of the Prime Lease (relating to the construction of the Premises) is inapplicable;

              c. Articles 5, 6, 7 and 8 and Exhibit D of the Prime Lease (relating to payment of Base Rent and Additional Rent), Subtenant's obligation in respect of Base Rent and Additional Rent being set forth in Sections 4 and 5 hereof;



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

              d. Article 9 of the Prime Lease (relating to payment for utilities), Subtenant's obligation in respect of payment for utilities being set forth in Section 16 hereof;

              e. Section 13.5 of the Prime Lease (relating to satellite dishes) is inapplicable;

              f. Section 14.3 of the Prime Lease (relating to the satisfaction of remedies) is inapplicable;

              g. Section 15.2 of the Prime Lease (relating to parking) is inapplicable; provided, however, that Subtenant's use of parking areas shall be affected by any actions taken by Prime Landlord to: limit access to portions of the parking areas; change signs, lanes and the direction of traffic within the parking areas; change, eliminate or add parking spaces or areas devoted to parking; allow free parking or parking with a validation, valet, sticker or other system; promulgate rules and regulations, and any other actions deemed necessary by Prime Landlord. In the event that Prime Landlord changes or eliminates parking spaces or areas devoted to parking, the number of parking spaces that have been granted to Subtenant under this Sublease shall be reduced in the same proportion as the parking spaces granted to Sublandlord under the Prime Lease have been so reduced by such changes or elimination of parking spaces or parking areas by Prime Landlord.

              h. Article 18 of the Prime Lease (relating to Assignment and Subletting) is inapplicable, it being agreed that Subtenant shall have no right to assign or sublet the Subleased Premises without Sublandlord's prior written consent, which consent shall not be unreasonably withheld or delayed by Sublandlord so long as the Prime Landlord has consented to the same; provided, however, that except in connection with a sub-subletting to a party whose sublease is a "Family Sublease" (as such term is defined in the Prime Lease), Sublandlord may terminate this Sublease with respect to the portion of the premises proposed to be sub-sublet by Subtenant whereupon, subject to the next sentence, this Sublease will terminate, but only with respect to such portion proposed to be sub-sublet, on the date set forth in Sublandlord's termination notice, which termination notice must be given within fifteen (15) days after receiving Subtenant's request for consent to such sub-subletting. In the event that Sublandlord delivers the termination notice described in the prior sentence, Subtenant shall nevertheless have the right to rescind its request for Sublandlord's consent to the applicable sub-subletting by notice given to Sublandlord within ten (10) days after receiving Sublandlord's termination notice, whereupon this Sublease shall not terminate with respect to the sub-subletting proposed by Subtenant. In connection with any such sub-subletting consented to by Sublandlord, Subtenant will pay to Sublandlord, as additional rent, one hundred percent (100%) of the amount by which the sublease rent and other consideration paid or payable (less the Subtenant's reasonable expenses of performing such sublease, allocated over the term of such Sublease) exceeds the amount of rent paid to Sublandlord for such same space by Subtenant under this Sublease;



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

              i. Section 24.1 of the Prime Lease (relating to holding over) is inapplicable (provided, that Subtenant shall have no right to hold over in the Subleased Premises after the end of the Term);

              j. Section 24.3 of the Prime Lease (relating to brokers) is inapplicable;

              k. The first sentence of Section 24.10 of the Prime Lease is inapplicable;

              l. Section 24.12 of the Prime Lease is inapplicable;

              m. Section 24.17 of the Prime Lease (relating to the Security Deposit) is inapplicable;

              n. Article 26 of the Prime Lease (relating to Sublandlord's lease inducements) is inapplicable;

              o. Article 27 of the Prime Lease (relating to Sublandlord's right of first offer) is inapplicable;

              p. Article 28 of the Prime Lease (relating to Sublandlord's option to expand) is inapplicable;

              q. Exhibit C of the Prime Lease (relating to Prime Landlord's initial construction work) is inapplicable;

              r. Rider #2 of the Prime Lease (relating to Sublandlord's options to extend) is inapplicable;

              s. Rider #3 of the Prime Lease (relating to Sublandlord's option to terminate) is inapplicable;

              t. Where appropriate, references to "Landlord" in the Prime Lease shall be deemed to mean "Sublandlord" hereunder and references to "Tenant" in the Prime Lease shall be deemed to mean "Subtenant" hereunder, it being understood and agreed that Sublandlord will not be acting as, or assuming any of the responsibilities of, Prime Landlord, and all references in the Prime Lease to Landlord-provided services or Landlord insurance requirements, and any other references which by their nature relate to the owner or operator of the Building, rather than to a tenant of the Building subleasing space to a subtenant, shall continue to be references to Prime Landlord and not to Sublandlord.

         9. COVENANTS. Except to the extent otherwise expressly provided herein, Subtenant covenants to Sublandlord to perform all of the covenants and obligations to be performed by Sublandlord as tenant under the Prime Lease and to comply with this Sublease and the applicable



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

provisions of the Prime Lease in all respects. Sublandlord covenants to Subtenant to perform all of the terms and provisions required of it under the Prime Lease and to promptly pay when due all rents and other amounts due and accruing to Prime Landlord.

         10. DEFAULT. In the event that (a) Subtenant shall fail to make payment of any installment of rent or other sum herein specified and such failure shall continue for 7 days after notice from Sublandlord (provided, however, that Sublandlord shall only be obligated to provide Subtenant with two notices of late payment during the Term, and upon any third occurrence of late payment during the Term, the same shall be immediately deemed a default hereunder, even though no notice has been given except that, if at the time of the particular non-payment default by Subtenant, Engage, Inc. is an occupant of the Subleased Premises, the above language of this parentheses shall be deemed to read as follows: "provided, however, that Sublandlord shall only be obligated to provide Subtenant with two (2) such notices of late payment during any particular twelve
(12) calendar month period during the Term, and upon any third occurrence of late payment during such then prior twelve (12) calendar month period, the same shall be immediately deemed a default hereunder, even though no notice has been given"); or (b) Subtenant shall fail to observe or perform any other of Subtenant's covenants, agreements, or obligations hereunder and such failure shall not be corrected within 15 days after written notice thereof or such longer period as may be reasonably necessary to cure such failure; then Subtenant shall be deemed in default hereunder and Sublandlord shall have the right thereafter to declare the term of this Sublease ended upon five days prior notice to Subtenant, and to remove Subtenant's effects, or to exercise any and all rights and remedies as is accorded the Prime Landlord for a default of Sublandlord under the Prime Lease, all in accordance with applicable law. Subtenant shall indemnify Sublandlord against all loss of rent and other payments which Sublandlord may incur by reason of such termination during the remainder of the term provided that Subtenant's indemnification shall be lessened by any rents or other sums received for the Subleased Premises by Sublandlord from other parties, it being agreed that upon any termination of this Sublease due to Subtenant's default, Sublandlord shall use reasonable efforts to mitigate its damages, but the foregoing shall in no way require Sublandlord to lease the Subleased Premises prior to leasing any other vacant space within the Original Premises. If any default by Subtenant, or other action of Subtenant other than a default in the payment of Base Rent or Additional Rent hereunder, causes, or has the potential to cause, a default under the Prime Lease, any grace period allowed hereunder shall in no event be greater than 5 days less than that allowed Sublandlord under the Prime Lease.

         11. EARLY TERMINATION. In the event that Sublandlord shall cease to beneficially own more than 50% of the voting power of the outstanding capital stock of Subtenant, Sublandlord may terminate this Sublease upon nine (9) months prior written notice to Subtenant whereupon this Sublease shall terminate without recourse to the parties effective as of the last to occur (the "Early Termination Date") of (i) the termination date noted in such termination notice and (ii) the date that Subtenant actually vacates the Subleased Premises in the condition required by this Sublease (provided that this clause is not intended to confer upon Subtenant any right to remain in the Subleased Premises beyond the expiration date). From and after the Early Termination



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

Date, this Sublease shall terminate without recourse to the parties, and Subtenant shall have no obligation to pay any Base Rent, additional rent or other sums under this Sublease attributable to any period from and after the Early Termination date.

         12. INDEMNIFICATION. Subtenant shall indemnify Sublandlord and hold Sublandlord harmless from and against any and all claims, demands, suits, judgments, liabilities, costs and expenses, including reasonable attorneys fees, arising out of or in connection with Subtenant's use and possession of the Premises, or arising out of the failure of Subtenant, its agents, contractors or employees to perform any covenant, term or condition of this Sublease or of the Prime Lease to be performed by Subtenant hereunder. Sublandlord shall indemnify Subtenant and hold Subtenant harmless from and against any and all claims, demands, suits, judgments, liabilities, costs and expenses, including reasonable attorneys fees, arising out of (a) the failure of Sublandlord to perform any covenant, term or condition of this Sublease or of the Prime Lease to be performed by Sublandlord hereunder or (b) the gross negligence or willful misconduct of Sublandlord or its agents, employees or contractors.

         13. SECURITY DEPOSIT. Intentionally Omitted.

         14. SUBTENANT'S INSURANCE. Subtenant shall maintain insurance policies in the same amounts and with the same coverage as required of Sublandlord under the Prime Lease, with such policies naming Prime Landlord and Sublandlord as additional insureds. Each of Subtenant and Sublandlord, on behalf of itself and its insurers, hereby waives all rights of recovery and subrogation against the other for loss or damage to property to the extent covered by insurance protecting the waiving party.

         15. BROKERS. Each of Sublandlord and Subtenant represents and warrants to the other that it has not dealt with any broker in connection with this Sublease, and each agrees to indemnify, defend and hold the other harmless from and against any breach of said representation and warranty.

         16. UTILITIES. For all utilities not separately metered to the Subleased Premises, Subtenant shall reimburse Sublandlord promptly for all costs actually incurred by Sublandlord in connection with the provision of utilities to the Subleased Premises, as determined by Sublandlord in its reasonable discretion based on the relationship of the square footage of the Subleased Premises to the overall square footage of the Original Premises, with any reasonable adjustments being made by Sublandlord to account for disproportionate usage of utilities by any particular party. All separately metered utility charges shall be promptly paid by Subtenant. Sublandlord shall not be responsible for any liabilities incurred by Subtenant nor may Subtenant abate rent, terminate this Sublease or pursue any other right or remedy against Sublandlord as a result of any termination or malfunction of any utilities or utility system except if such termination or malfunction is due to the gross negligence or willful misconduct of Sublandlord, or Sublandlord's agents, contractors or employees.



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

         17. PARKING. Subtenant shall have the right to park up to 310 vehicles (3 vehicles per 1,000 rentable square feet in the Subleased Premises) on a non-exclusive basis in an area of the parking lot serving the Building in a location or locations designated by Sublandlord. Sublandlord shall have no obligation to police the parking areas or enforce Subtenant's parking rights hereunder.

         18. MISCELLANEOUS.

              a. This instrument may be signed in counterpart originals, which, taken together, shall constitute a single original.

              b. Notices to Sublandlord shall be sent in the manner prescribed in the Prime Lease to CMGI, Inc., 100 Brickstone Square, Andover, MA 01810,
Attention: William Williams II, Esq., General Counsel, with a copy to: CMGI, Inc., 100 Brickstone Square, Andover, MA 01810, Attention: William Garrity. Notices to Subtenant shall be sent in the manner prescribed in the Prime Lease to Engage, Inc., 100 Brickstone Square, Andover, MA 01810, Attention: Michael Baker, Esq., General Counsel with a copy to: Engage, Inc., 100 Brickstone Square, Andover, MA 01810, Attention: Robert Bartlett.

              c. This Sublease may be modified, amended or terminated only by an agreement in writing signed by both Sublandlord and Subtenant.

              d. Sublandlord and Subtenant each agree to furnish within twenty
(20) days of written request therefor by the other, a certificate setting forth the commencement date and termination date of this Sublease and the base rent payable hereunder, and stating that there are no defaults under this Sublease known to the signer of the certificate, or specifying such defaults, if known.

              e. Subtenant shall not be entitled to any payment from Sublandlord under this Sublease. Subtenant shall not be entitled to any deduction under this Sublease from Base Rent, Additional Rent or other charges or fees due herein unless and until a similar deduction in equal (or proportionate, as the case may be) amount is allowed and made under the Prime Lease by Prime Landlord to Sublandlord; provided, however, that in the event a fire or other casualty damages any portion of the Subleased Premises, Subtenant shall receive an abatement of Base Rent and Additional Rent from the date of such fire or other casualty to reflect the period and extent to which Subtenant is unable to use the Subleased Premises as a result of such fire or other casualty to the extent that Sublandlord receives from the Prime Landlord an abatement of rent that is attributable to damage to any portion of the Subleased Premises, such that the abatement allocable to Subtenant shall be equal to one hundred percent (100%) of the portion of any abatement that Sublandlord receives from Prime Landlord that is attributable to damage to the Subleased Premises. By way of an example, if a fire or a casualty damages one hundred percent (100%) of the Sublease Premises, but such amount equates to forty percent (40%) of the entire premises that Sublandlord leases from Prime Landlord, although the amount of rent abatement


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

that Sublandlord is entitled to under the Prime Lease may only be forty percent (40%) in the aggregate when compared to the entire premises leased by Sublandlord, if within such 40% aggregate abatement, 100% of the rent paid by Sublandlord to Prime Landlord for the Subleased Premises has been abated, Subtenant shall be entitled to a similar one hundred percent (100%) abatement of rent under this Sublease. Sublandlord shall not be liable to Subtenant in damages or otherwise for any breach by Prime Landlord under the Prime Lease or those claiming under the Prime Landlord of any of the covenants, agreements, conditions, representations, warranties, terms or provisions of the Prime Lease. Without limiting the generality or application of the foregoing, Subtenant agrees for itself and each succeeding holder of Subtenant's interest or any portion thereof, that any judgment, decree or award obtained against Sublandlord or any succeeding owner of Sublandlord' interest which is related to this Sublease, the Prime Lease, the Prime Premises, the Subleased Premises, or Subtenant's use or occupancy of the Subleased Premises or the building or any related land, whether at law or in equity, shall be satisfied out of Sublandlord' interest in the Prime Lease (and in the rents, income and insurance proceeds relating to the Original Premises and Sublandlord's interest in the Prime Lease), and further agrees to look only to said assets and to no other assets of Sublandlord for satisfaction, and in no event shall any trustee, partner, officer, director, employee or agent of Sublandlord have any liability with respect to any such claim.

              f. If Subtenant remains on the Subleased Premises after the expiration of the term, then said holding over shall not be deemed to extend or renew the term of this Sublease or to create any tenancy at will, but such holding over shall be as a tenancy-at-sufferance only and such holding over shall be at a rent equal to two (2) times the Base Rent, Additional Rent and all other charges due hereunder, and otherwise subject to all the terms and provisions of this Sublease. In addition, Subtenant shall indemnify and hold harmless Sublandlord from and against all liability, damages, and claims incurred by Sublandlord in connection with the holding over of Subtenant, including, without limitation, any liability of Sublandlord to Prime Landlord. Notwithstanding the foregoing, Sublandlord may, at its option, regain possession of the Subleased Premises or any part thereof by any and all means available to Sublandlord under this Sublease, the Prime Lease or at law.

              g. Sublandlord represents and warrants to the Subtenant that: (i) Sublandlord is not in default under the Prime Lease; (ii) Sublandlord has not received any notices or violations of applicable law with respect to the Original Premises from any governmental authority or from the Prime Landlord; and (iii) the Prime Lease is in full force and effect and has not been amended except as specified herein.

              h. Sublandlord shall forward to Subtenant promptly copies of any default notices and any other notices received by Sublandlord from the Prime Landlord relating to the Subleased Premises.

              i. Notwithstanding any terms or provisions of this Sublease or the Prime Lease to the contrary, in the event that there is a fire or other casualty that damages the Subleased



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

Premises or all practical means of access thereto and the same shall not be restored within 180 days of the occurrence of the same, Subtenant shall have the right to terminate this Sublease without recourse to the parties by providing Sublandlord with notice thereof within thirty (30) days after the expiration of such 180-day period.

              j. Subtenant shall obtain the written consent of both Prime Landlord and Sublandlord before making any improvements or alterations in the Subleased Premises to the extent required under the Prime Lease; provided that Sublandlord shall not unreasonably withhold, condition or delay its consent to such improvements or alterations and provided that if the Prime Landlord consents thereto and imposes no obligations directly upon Sublandlord with respect thereto, Sublandlord shall consent to such improvements or alterations.

                            [Signatures on Next Page]



         IN WITNESS WHEREOF, the parties have executed this Sublease as an instrument under seal as of the date first written above.

                            SUBLANDLORD:

                            CMGI, INC. a Delaware corporation


                            By:   /s/ Andrew Hajducky
                                  -----------------------------------
                                  Name:  Andrew Hajducky
                                  Title:  EVP & CFO


                            SUBTENANT:

                            ENGAGE, INC., a Delaware
                            corporation


                            By:   /s/ Michael K. Baker
                                  -----------------------------------
                                  Name:  Michael K. Baker
                                  Title:  EVP and General Counsel


                                      -10-